U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-A2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant Section 12(b) or (g) of the Securities Exchange Act of 1934

Commission File Number: 000-53917

GUIDE HOLDINGS, INC.
(Exact Name of Registrant as specified in its charter)

Utah	26-1771717
(State or other jurisdiction of incorporation)	(I.R.S. Employer I.D. No.)

2988 Oakwood Drive
Bountiful, UT  84010
(Address of Principal Executive Office)

Registrant’s Telephone Number, including Area Code:  (800) 678-1500

Securities registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class
$0.001 par value Common Stock

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

[ ]	Large Accelerated Filer	[ ]	Accelerated Filer

[ ]	Non-Accelerated Filer	[X]	Smaller Reporting Company

(Do not check if a smaller reporting company)

Item 1.  Business

General

Guide Holdings, Inc. (“Guide,” our “Company,” “we,” “us,” “our” and words of similar import) was incorporated in the State of Utah on November 1, 2007 for the sole purpose of becoming the holding company for The Guidebook Company, Inc. (“Guidebook”).  On October 11, 2007 Guide and Guidebook entered into a Plan and Agreement of Reorganization whereby all other shareholders of Guidebook exchanged their shares on a pro-rata basis for shares of Guide.  Guidebook became a wholly-owned subsidiary and all operations are currently conducted by Guidebook which was originally organized as a limited liability company on June 16, 2003 in the State of Utah and converted to a corporation on November 1, 2007.  Guidebook also holds a d.b.a. marketing name under “Step-by-Step Guide Book.”

Guide conducted a private placement offering of up to 1,200,000 shares of our common stock, which were “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission at $0.05 per share, on November 30, 2007, which closed on January 14, 2008, with the sale of all 1,200,000 shares.

Business Development

Copies of the following documents are filed as Exhibits to this Registration Statement.  See Item 15.

•	Initial Articles of Incorporation filed November 1, 2007.
•	Bylaws.

Issuers Involved in Bankruptcy Proceedings During the Past Five Years

Guide has not been involved in any bankruptcy, receivership or any similar proceeding, and have not had or been party to any material reclassifications, mergers or consolidations during the previous five years that are not outlined above under the heading “Business Development.”

Voluntary Filing of Registration Statement

We are voluntarily filing this Registration Statement so that we may become a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  That will allow us to seek to attempt to have our common stock publicly quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority (“FINRA”) or some other nationally recognized medium like the Pink OTC Markets, Inc (the “Pink Sheets”).  We cannot ensure that we will be successful in obtaining quotations of our common stock on the OTC Bulletin Board, the Pink Sheets or any other nationally recognized medium. Our management believes that being a reporting issuer will facilitate our ability to obtain public quotations for our common stock.  Presently, FINRA requires companies seeking quotations on the OTC Bulletin Board to be reporting issuers, and management also believes that in the present corporate regulatory climate, being a reporting issuer will soon become a requirement for every nationally recognized medium on which securities of companies are publicly traded.  The information required to be filed by us with the Securities and Exchange Commission as a reporting issuer may also provide us with some credibility.  We are responsible for meeting our reporting and disclosure obligations; and the Securities and Exchange Commission does not determine whether the information that we file is truthful or complete.  There is currently no public market for our shares of common stock.

Additional Information

You may read and copy any materials that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may also find all of the reports that we have filed electronically with the Securities and Exchange Commission at their Internet site www.sec.gov.  Please call the Securities and Exchange Commission at 1-202-551-8090 for further information on this or other Public Reference Rooms.

Business

Guide focuses on providing “do-it-yourself” instructional manuals for residential electrical, plumbing, and remodeling applications.  The current line of manuals was originally developed during the 1970’s and has provided a user-friendly, diagram-based approach.  The current paper version is sold through retail outlets throughout the United States and also through our website at www.stepbystepguidebook.com.  An electronic version may also be downloaded from our website.  The current publications consist of a set of four instructional manuals on residential electrical wiring, plumbing and room finishing.  There are currently no plans to expand into additional manuals.  See our web site at www.stepbystepguidebook.com for additional information.   Our predecessor, The Guidebook Company, LLC, acquired copyrights to the books from the author in 2003.  The author is the father of Kim McReynolds, our President and a director, Ronald McReynolds, our Vice President and a director, and Brenda Sundwall, our Secretary and a director.  The electrical wiring and plumbing books have been updated and revised since 2008.  The manual on room finishing is in its original form, with a copyright date in 2003, and is believed to be current.

Guide utilizes the residence of our Secretary and director, Brenda Sundwall, for our office and inventory space.  Mrs. Sundwall provides approximately 150 square feet at a cost of $0 per month and houses all inventory.  The address of our principal executive offices is 2988 Oakwood Drive, Bountiful, UT  84010, and our telephone number is (801) 678-1500.

Our net loss from our audited financial statements for the year ended December 31, 2009 was $14,201.  For the unaudited three month period ended March 31, 2010, our net loss was $12,629.

Principal Products or Services and their Markets

Markets

The market for “do-it-yourself” instructional manuals for home use is based on individuals seeking to reduce the time required to hire a professional, or cost of hiring a professional, to repair or construct items for the home or garden.

Products

Guide’s product set is currently comprised of four “do-it-yourself” instructional manuals for residential electrical (2 versions), plumbing, and remodeling applications. The manuals provide a user-friendly, diagram-based approach designed to assist the novice with limited experience, in the residential market.

The current versions of the manuals incorporate product and technical updates and are available in both paper and electronic media.  Customers can download an electronic version at www.stepbystepguidebook.com.

Guide’s competitive strengths are based on a format that adopts a non-cluttered presentation of instruction combined with low overhead and established distribution channels.

Objectives

Guide delivers user-friendly “do-it-yourself” manuals to hardware and construction supply businesses

We are seeking to gain additional market share by:

•	Transfer to a digital medium for ease of printing and editing.
•	Update current publications to more state of the art materials and applications.

Targets

For 2010, we will be concentrating on gaining entry into additional big box retailers.  There are thousands of resellers in the United States, and we have sorted these down to ideal reseller candidates.  In fiscal 2009, our books were sold through approximately 475 retail outlets.

Distribution Methods of the Products or Services

Our products are marketed in all traditional methods, including strategic placement in hardware stores, advertising and direct sales methods.

Our success and size is based on our ability to deliver a user friendly cost effective solution, define our target market and effectively present our solution in hardware type stores.

Competitive Business Conditions and Our Competitive Position in the Industry and Methods of Competition

With the proliferation of the big box home improvement stores, we have come to experience more competition from self-publication of both retailers and tool manufacturers.  Home Depot currently publishes under the name “1-2-3 Books” series as well as Black and Decker publishing.  Other non-industry publishers such as “Home Improvement for Dummies,” and an increase in publications that target specific genders have made the market much more congested.  Many of our diagrams are now available online through product suppliers to drive sales and informational databases that rely on advertising.

Sources and Availability of Raw Materials and Names of Principal Suppliers

Our business does not require any unique materials that are not readily available.

Seasonal Nature of Our Business

Not applicable.

Dependence on One or a Few Major Customers

For the fiscal year ended December 31, 2009, forty-four percent (44%) of our sales were to one customer, Menards.  The loss of this customer would have a significant negative impact on sales.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including

We have the customary copyright protection required to conduct current and intended operations, and will continue filing certain trademark or trade name applications that are deemed to be necessary or beneficial to us.  Each of our published manuals is copyrighted and is updated from time to time as required.  Additionally, we maintain a marketing d.b.a. (“doing business as”) as “Step-by-Step Guidebook.”

Need for any Governmental Approval of Principal Products or Services

There are no governmental regulations to which our current business operations require prior approval.

Effect of Existing or Probable Governmental Regulations on our Business

There are no present or probable governmental regulations that would have an adverse material effect on our business operations or final condition.

Exchange Act

If and when this Registration Statement becomes effective, we will be subject to the following regulations of the Exchange Act and applicable securities laws, rules and regulations promulgated under the Exchange Act by the Securities and Exchange Commission.  Compliance with these requirements of the Exchange Act will also substantially increase our legal and accounting costs.

Smaller Reporting Company

We will become subject to the reporting requirements of Section 13 of the Exchange Act, subject to the disclosure requirements of Regulation S-K of the Securities and Exchange Commission, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K.

Sarbanes/Oxley Act

We will also become subject to the Sarbanes-Oxley Act of 2002.  The Sarbanes/Oxley Act created an independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; auditor attestation to management’s conclusions about internal controls (anticipated to commence with the December 31, 2010 year end); prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.  While the exact cost is not known, management estimates that the cost to develop, document and implement the internal control and disclosure procedures required under the Sarbanes/Oxley Act would be in the range of $4,000 to $8,000.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A.  Matters submitted to stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or anticipated to be received) of Regulation 14, as applicable; and preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We will also be required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Research and Development Costs During the Last Two Fiscal Years

We had no research and development expenses during the fiscal years ended December 31, 2009, and 2008, nor did we have any research and development expenses during the three month period ended March 31, 2010.

Cost and Effects of Compliance with Environmental Laws

We do not believe that our current or intended business operations are subject to any material environmental laws, rules or regulations that would have an adverse material effect on our business operations or financial condition or result in a material compliance cost.

Employees

We currently have one (1) full-time employee.  Our employee is Brenda Sundwall, our Secretary and a director.

Item 1A.  Risk Factors

An investment in us involves a high degree of risk, and is suitable only for persons of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following list of all known risk factors, along with all material types of risk factors that generally relate to undercapitalized companies and companies that have limited revenues and that depend upon equity or debt financing to continue operations:

We have not had a profitable operating history; and we cannot guarantee that we will become profitable.

We reported a net loss of $14,201 on gross revenues of $67,764 during the year ended December 31, 2009, compared with a net loss of $10,249 on gross revenues of $84,744 during the fiscal year ended December 31, 2008.  During the three month period ended March 31, 2010, we reported a net loss of $12,629 on gross revenues of $15,910 compared with a net loss of $626 on gross revenues of $20,792 during the three month period ended March 31, 2009.

Expected impact of current market conditions on our business operations.

While the current economy has resulted in a general drop in consumer demand which has eroded our customer base, we also believe that increased competition from retailers producing their own similar books on line, as well as the ease of locating related information on the Internet, is softening the demand for our books.  We have made our books available on-line and revised our marketing in an effort to be more effective; however, these efforts may prove ineffective, and continued losses, as well as the additional legal and accounting costs and expenses associated with being a reporting issuer under the Exchange Act, may cause us to cease business operations and fail.

Our short-term debt could adversely affect our financial condition and our ability to continue our present business operations.

Total current liabilities were $3,608 as of the year ended December 31, 2009; and $12,697 for the year ended December 31, 2008.  Total current liabilities were $26,203 as of the three month period ended March 31, 2010.  If increases in liabilities occur, we may have to cease our operations.  Short-term debt needs to be re-paid in the near term using working capital resources.  Any increases in cash flows from operations would initially be used to repay the short-term debt, thus reducing the available working capital resources.  Short-term debt is less preferable than longer-term debt or equity funding.

Our business relies on a single full-time employee, whose employment, if terminated for any reason, would be a hardship on the Company.

Brenda Sundwall, our corporate secretary and a director is our only paid employee and directs and conducts most of the business operations.  If her employment were terminated for any reason, we would need to find a replacement immediately.  Kim McReynolds, our President and a director, is familiar with all of the business operations and would be capable of stepping in and directing the business, if necessary.  Ms. Sundwall currently works 30-40 hours per week on behalf of our Company.  Mr. McReynolds directs the accounting and financial aspects of our Company and averages approximately 2 hours per week.   As our Vice President and a director, Mr. Ronald McReynolds commits a minimal amount of time to the Company on an as-needed basis.

We may not be able to absorb the costs of being a public company.

Additional expenses incurred as a result of being a public company including, but not limited to, additional legal, audit, accounting, and other fees to conform to current reporting public company regulation burdens will increase our total overall current expenses.  These expenses may exceed available working capital, funds available from outside sources and loans from our President.  Please see the Risk Factor “Our President and a director, Kim McReynolds, may make loans to us in the event of a shortfall but is not required to do so” under Item 1A. We cannot be certain we will be able to absorb these additional costs.

Our President and a director, Kim McReynolds, may make loans to us in the event of a shortfall but is not required to do so.

It is likely we will require funding for various operations, including maintaining our public status. Mr. McReynolds has agreed to provide such loans, which will be due on demand and bear interest at six percent (6%) per annum.  However, there is no written agreement compelling Mr. McReynolds to provide such loans, and if he chooses not to provide these loans, we may not be able to retain our public status, or continue our operations, and may fail.

Risks Related to Our Common Stock

There is no market for our common stock.  We intend to submit for quotations of our common stock on the OTC Bulletin Board of FINRA and to seek out a broker dealer to act as market maker for our securities (without the use of any consultant).  There is currently no market for our shares of common stock; there have been no discussions with any broker dealer or any other person in this regard; no market maker has been identified; and there can be no assurance that any broker dealer will agree to file a Form 211 for OTC Bulletin Board quotations with FINRA for us or that in the event such quotations are granted for our common stock, that any market for our common stock will ever develop or be maintained.  Any market price for shares of our common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect.  In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations that have affected the market price of many small capital companies and that have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of shares of our common stock in any market that may develop.  See Item 10.

Our common stock is “penny stock” under Securities and Exchange Commission General Rules and Regulations, which means there will be a very limited trading market for our shares if any trading market ever develops.

If public quotations for our common stock are ever achieved, it is anticipated that our common stock will deemed to be “penny stock” as that term is defined in Rule 3a51-1 of the Securities and Exchange Commission.  Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years); or $5,000,000 (if in continuous operation for less than three years); or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.   Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to (i) obtain from the investor information concerning his, her or its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor, and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Due to the limited nature of our business operations, you may not be able to sell your shares in us at a profit or at all.

The public market for common stock of many small companies is very limited and volatile; and there is presently no public market for our shares. As with the market for many other small companies, any market price for our shares is likely to be very limited and volatile.  In addition, factors such as the following may significantly affect our share price:

•	Our competitors’ announcements and successes or failures;
•	Other evidence about the safety or efficacy of our products;
•	Announcements of new competitive products or successes by our competitors;
•	Increased or new governmental regulation of our products;
•	Our competitors’ developments of competing products or proprietary rights or other technology; and
•	Fluctuations in our operating results.

There has been no “established public market” for our common stock since inception, and without at least a public market in our shares, you may not be able to sell your shares and will lose your investment in these shares.

At such time as this Registration Statement becomes effective, if at all, we may attempt to qualify for quotations of our common stock on a nationally recognized medium.  However, at least initially, any trading in our common stock will most likely be conducted on the OTC Bulletin Board or in the Pink Sheets.

The sale or potential sale of shares of our common stock that may become publicly tradable under Rule 144 in the future will have a severe adverse impact on any market that develops for our common stock.

We presently have a very limited public float in our shares of common stock that can adversely affect the market price.

Presently, there are only 1,200,000 shares of our outstanding common stock that are freely publicly tradable; however, the remaining 3,600,00, of which 3,200,000 shares are owned by members of management, may be publicly traded under Rule 144 of the Securities and Exchange Commission, subject to the satisfaction of certain conditions that are enumerated in Item 9.  The sale of these shares owned by members of management could have a substantial adverse effect on any public market that develops for our shares, and may substantially decrease the market price for our shares.

Presently, current management has absolute control of our Company, and stockholders will not be able to elect any of our directors who in turn elect all of our officers.

Kim McReynolds, Brenda Sundwall, and Ronald McReynolds, officers and directors, own 3,200,000 shares, or approximately 66.66% of our outstanding voting securities. They can therefore elect all of our directors, who in turn elect all of our executive officers.  Accordingly, there is presently no opportunity for our stockholders or any investors in our Company to elect any of our directors or executive officers.

Item 2.  Financial Information

Forward-looking Statements

Statements made in this Registration Statement which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and our business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “expects,” ”projects,” “anticipates,” “believes,” “estimates,” “plans,” “intends,” “targets” or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we may conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Plan of Operation

Our primary focus for 2010-2011 is the increased distribution of our existing “do-it-yourself” manuals by updating and contacting big box retailers and increasing the impact of our digital manuals, primarily via the Internet.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

For the years ended December 31, 2009 and December 31, 2008

On October 11, 2007, we and Guidebook entered into a Plan and Agreement of Reorganization whereby all other shareholders of Guidebook exchanged their shares on a pro-rata basis for our shares.  Guidebook became a wholly-owned subsidiary and all of our operations are currently conducted through Guidebook, which was originally organized as a limited liability company on June 16, 2003, in the State of Utah and converted to a corporation on November 1, 2007.

Revenue for the years ended December 31, 2009, and 2008, were $67,764 and $84,744, respectively, a decrease of $16,980.  The decrease in revenue was the result of a general slowdown in revenue and not from the loss of any specific customers or product lines.  We believe the softening demand for our books is the result of increased competition from retailers producing their own similar books, related information found on the Internet and our need to further distribute our updated books.

Net loss for the years ended December 31, 2009, and 2008, was $14,201 and 10,249, respectively.   Gross profit for the years ended December 31, 2009, and 2008, was $30,283 and $45,324, respectively.  Selling, general and administrative expenses for the year ended December 31, 2009, were $43,220 compared to $54,084 for the year ended December 31, 2008.  The decrease in administrative expenses of $10,864 is primarily due to a reduction in professional fees paid for graphic design to update the manuals, accounting fees, including fees paid to the accounting firm in which the company president is also an owner and officer, and rent paid to the corporate secretary for office use and storage for the manuals.

For the three month period ended March 31, 2010 and March 31, 2009

Revenue for the three month period ended March 31, 2010, and 2009, were $15,910 and $20,792, respectively, a decrease of $4,882.  The decrease in revenue was the result of a general slowdown in revenue and not from the loss of any specific customers or product lines.  We believe the softening demand for our books is the result of increased competition from retailers producing their own similar books, related information found on the Internet and our need to further distribute our updated books.

Net loss for the three month period ended March 31, 2010, and 2009, was $12,629 and $626, respectively.   Gross profit for the three month period ended March 31, 2010, and 2009, was $6,485 and $10,154, respectively.  Selling, general and administrative expenses for the three month period ended March 31, 2010, were $18,828 compared to $10,492 for the three month period ended March 31, 2009.  The increase in administrative expenses of $8,336 is primarily due to an increase in professional fees paid for accounting fees, including fees paid to the accounting firm in which the Company’s president is also an owner and officer, and rent paid to the corporate secretary for office use and storage for the manuals.

Liquidity

Management believes that there will be a shortfall of cash for fiscal 2010 of less than $5,000, with revenues at our current level.  Our current burn rate is about $23,000 per year.  However, if revenue decreases more rapidly than projected, and we are unable to decrease operating expenses, the shortfall will be greater and we will have to seek additional financing.  The source of such funds is currently unknown, but may include Kim McReynolds, our President.  Please see the Risk Factors “We may not be able to absorb the cost of being a public company” and “Our President and a director, Kim McReynolds, may make loans to us in the event of a shortfall but is not required to do so” under Item 1A.

Known Trends, Events or Uncertainties that Have or Are Reasonably Likely to Have a Material Impact on Our Short-Term or Long-Term Liquidity

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity.

Internal and External Sources of Liquidity

During the years ended December 31, 2009, and 2008, we had no sources of internal liquidity.  During the three month period ended March 31, 2010, we had no sources of internal liquidity.

Equity Financing

We conducted a private placement offering of up to 1,200,000 shares of our common stock, which were “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission at $0.05 per share, on November 30, 2007, which closed on January 14, 2008, with the sale of all 1,200,000 shares.

It is anticipated that cash requirements for satisfying our reporting requirements under the Exchange Act, maintaining our corporate standing and other expenses, like considering potential acquisition transactions, will be provided to us in the form of loans from Kim McReynolds, our principal stockholder, President and a director, if funds are not available from our business operations.  There are no written agreements requiring Mr. McReynolds to provide these cash resources; and to the extent they are provided, such funds will bear interest at 6% per annum and will be due on demand.

Debt Financing

Except as stated in the preceding paragraph about “Equity Financings,” we have not and do not presently plan to conduct any debt offerings of our securities.

Critical Accounting Policies

There are no critical accounting policies that are likely to have an adverse effect on our business operations except our reliance on loans from our principal stockholder, President and a director, Kim McReynolds.  If additional funds are needed to continue our business operations and Mr. McReynolds is unwilling to provide these funds, and if such funds are not available from debt or equity financings from non-affiliated parties, our business could fail.  We have no other arrangements or understandings with anyone to provide us with any financing in the event of need.

We recognize revenue when we ship our products and reasonably expect to receive payment from our customers. We record customer deposits that have not yet been earned as unearned revenue. Revenue is recognized only when title and risk of loss passes to customers.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements of any kind.

Item 3.  Properties

We utilize the residence of our Secretary and a director, Brenda Sundwall, for our office and inventory space.  Mrs. Sundwall provides approximately 150 square feet at a cost of $0 per month and houses all inventory.

Our operations include one (1) full-time employee with over five (5) years in the “do-it-yourself” manual business.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following tables set forth the share holdings of those persons owning more than 5% of the outstanding voting securities as of December 31, 2009, and as of the date of this filing.

Ownership of Principal Stockholders

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Kim McReynolds 178 S. Rio Grande St., Suite 200 SLC, UT 84101	1,580,000 shares(1)(2)	32.92%
Common Stock	PK Mart 178 S. Rio Grande St., Suite 200 SLC, UT 84101	500,000 shares(1)	10.42%
Common Stock	Brenda Sundwall 2988 Oakwood Drive Bountiful, UT 84010	1,530,000 shares	31.87%
Total		3,110,000 shares	64.79%

(1) Kim McReynolds is a general partner of PK Mart, a Utah limited partnership; therefore, Mr. McReynolds is deemed to be a beneficial owner of PK Mart’s 500,000 shares.  These shares are included in Mr. McReynolds’ beneficial ownership.

(2) Kim McReynolds is the spouse of Patricia A. McReynolds, a shareholder.  Therefore, Mr. McReynolds is deemed to be a beneficial owner of Patricia McReynolds’ 80,000 shares.  These shares are included in Mr. McReynolds’ beneficial ownership.

Security Ownership of Management

The following table sets forth the share holdings of our directors and executive officers as of December 31, 2009, and as of the date of this filing:

Ownership of Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Kim McReynolds 178 S. Rio Grande St., Suite 200 SLC, UT 84101	1,580,000 shares(1)(2)	32.92%
Common Stock	Ronald McReynolds 1656 River View Dr Bluffdale, UT 84065	90,000 shares	1.87%
Common Stock	Brenda Sundwall 2988 Oakwood Drive Bountiful, UT 84010	1,530,000 shares	31.87%
Total		3,200,000 shares	66.66%

(1) Kim McReynolds is a general partner of PK Mart, a Utah limited partnership; therefore, Mr. McReynolds is deemed to be a beneficial owner of PK Mart’s 500,000 shares.  These shares are included in Mr. McReynolds’ beneficial ownership.

(2) Kim McReynolds is the spouse of Patricia A. McReynolds, a shareholder.  Therefore, Mr. McReynolds is deemed to be a beneficial owner of Patricia McReynolds’ 80,000 shares.  These shares are included in Mr. McReynolds’ beneficial ownership.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company or Guide.

Item 5.  Directors and Executive Officers

Identification of Directors and Executive Officers

The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
Kim McReynolds	President	10/07	*
	Director	10/07	*
Ronald McReynolds	Vice President	10/07	*
	Director	10/07	*
Brenda Sundwall	Secretary	10/07	*
	Director	10/07	*

*These persons presently serve in the capacities indicated.

Business Experience

Kim McReynolds - Kim graduated from the University of Utah with a Bachelor of Arts degree in Accounting in 1979, and has 30 years of business experience. He is a member of the Utah Association of Certified Public Accountants and the American Institute of Certified Public Accountants, and has been the managing partner of Mantyla McReynolds, a Salt Lake City accounting firm for the past three years.  Kim is 54 years of age.  Mr. McReynolds began his service as a director and officer of the Company on October 29, 2007.

Ronald McReynolds - Ron has worked in the Aircraft and Defense manufacturing business for more than 25 years and is currently an owner/founder and Vice President of H&R Precision, which supplies parts to the aircraft and defense industry. Ronald is 49 years of age. Mr. McReynolds began his service as a director and officer of the Company on October 29, 2007.

Brenda Sundwall - Prior to joining The Guidebook Company, Brenda worked for 13 years in various sales positions in the electrical industry.  She began her career as an inside sales person and worked her way up to outside sales where she called on customers throughout the mountain west. For the past four years, she has been the general manager for The Guidebook Company Brenda is 43 years of age.  Ms. Sundwall began her service as a director and officer of the Company on October 29, 2007.

Ms. Sundwall currently works 30-40 hours per week on behalf of the Company.  Mr. Kim McReynolds directs the accounting and financial aspects of the Company and averages approximately 2 hours per week.   As our Vice President and a director, Mr. Ronald McReynolds commits a minimal amount of time to the Company on an as-needed basis.

Directorships Held in Other Reporting Companies

None; not applicable.

Significant Employees

We do not employ any non-officers who are expected to make a significant contribution to our business.

Family Relationships

There are family relationships between our directors and executive officers whereby Kim McReynolds, Ronald McReynolds and Brenda Sundwall are siblings.

Involvement in Certain Legal Proceedings

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of ours:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 6.  Executive Compensation

The following table sets forth the aggregate compensation paid by us for services rendered during the periods indicated:

Summary Compensation Table

Name and Principal Position (a)	Year or Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
Kim McReynolds, President & Director	2009 2008 2007 2006	$0 $0 $0 $0	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A
Ronald McReynolds, Vice President & Director	2009 2008 2007 2006	$0 $0 $0 $0	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A
Brenda Sundwall, Secretary, Treasurer & Director	2009 2008 2007 2006	$25,970 $25,970 $25,970 $25,970	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	$25,970$25,970 $25,970 $25,970

Compensation of Directors

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kim McReynolds	None	None	None	None	None	None	None
Ronald McReynolds	None	None	None	None	None	None	None
Brenda Sundwall	None	None	None	None	None	None	None

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

Long Term Debt

During July, 2003, the Company issued promissory notes to executive officers in consideration for cash received of $57,900.  On December 31, 2009, the Company and Lenders agreed to modify the terms of the notes such that monthly payments are no longer required.  The new repayment terms require that all unpaid principal and accrued interest shall be payable in full on December 31, 2015.  The notes accrue interest at 6% per annum.  Accrued interest at December 31, 2009 was $1,048.  Payments may be made earlier than due, without any penalties.

Other Related Party

We utilize office and storage space in the home of one of our members, for which no incremental costs are incurred.  No monetary value has been placed on this, nor have any accruals or payments been made.  Additionally, we utilize a payroll leasing company, partially owned by one of our members, to pay the Company’s payroll.  Fees to this payroll leasing company are $420 per year.  There are no material amounts due to or from this party as of the balance sheet date.  We also paid fees of $3,784, and $6,079 to the officer/shareholder’s company during 2009 and 2008, respectively for accounting services performed.

Transactions with Promoters and Control Persons

There have been no transactions, since the beginning of our last fiscal year, nor are there any currently proposed transactions, in which we were or are to be a participant in which the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Parents of the Issuer

Not applicable.

Item 8.  Legal Proceedings

We are not a party to any pending legal proceeding.  To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or affiliate of ours or owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock has never been quoted.  Once this Registration Statement is effective and the Securities and Exchange Commission has indicated to us that it has completed its review process and has no further comments, we intend to submit for quotations of our common stock on the OTC Bulletin Board of FINRA or the Pink Sheets.  No assurance can be given that any market for our common stock will develop or be maintained.  For any market that develops for our common stock, the sale of “restricted securities” pursuant to Rule 144 of the Securities and Exchange Commission by members of our management or any other persons to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market.

Rule 144

The following is a summary of the current requirements of Rule 144:

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers
During six-month holding period – no resales under Rule 144 Permitted.

After six-month holding period – may resell in accordance with all Rule 144 requirements including:
• Current public information,
• Volume limitations,
• Manner of sale requirements for equity securities, and
• Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers
During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:
• Current public information,
• Volume limitations,
• Manner of sale requirements for equity securities, and
• Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Holders

The number of record holders of our common stock as of the date of this Registration Statement is approximately 55.

Dividends

We have not declared any cash dividends with respect to our common stock, and do not intend to declare dividends in the foreseeable future.  Our Company dividend policy cannot be ascertained with any certainty, because of our current lack of any profitable operations.  There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	None

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us during the years ended December 31, 2009, and 2008, or during the three months ended March 31, 2010.

Item 10.  Recent Sales of Unregistered Securities

We conducted a private placement offering of up to 1,200,000 shares of our common stock, which were “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission at $0.05 per share, on November 30, 2007, which closed on January 14, 2008, with the sale of all 1,200,000 shares resulting in gross proceeds of $60,000.  On October 11, 2007, we and Guidebook entered into a Plan and Agreement of Reorganization whereby all other shareholders of Guidebook exchanged their shares on a pro-rata basis for our shares.  Guidebook became a wholly-owned subsidiary and all of our operations are currently conducted through Guidebook, which was originally organized as a limited liability company on June 16, 2003, in the State of Utah and converted to a corporation on November 1, 2007, resulting in the issuance of 3,600,000 shares.  The 3,600,000 shares were issued as consideration for, and in exchange to, the owners of limited liability company interests in The Guidebook Company LLC.  There have been no other securities sold with the last three years.

Exemptions from Registration for Sales of Restricted Securities.

We issued all of these securities to persons who were “accredited investors” as those terms are defined in Rule 501 of Regulation D of the Securities and Exchange Commission; and each such person had prior access to all material information about us.  We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission.  Registration of sales to “accredited investors” is preempted from state regulation by Section 18 of the Securities Act, though states may require the filing of notices, a fee and other administrative documentation.

Use of Proceeds of Registered Securities

None, not applicable.

Item 11.  Description of Registrant’s Securities to be Registered

We are registering our common stock under this Registration Statement.

Common Stock

We are authorized to issue 100,000,000 shares, divided into 90,000,000 shares of common stock, $0.001 par value per share; and 10,000,000 shares of preferred stock, $0.001 par value per share, with the rights, privileges and preferences of the preferred stock to be set by our Board of Directors under the Utah Revised Business Corporation Act.

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders.  Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities; nor shall our stockholders be entitled to vote cumulatively in the election of directors or for any other purpose.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.  All shares of our common stock now outstanding are fully paid and non-assessable.

For additional information regarding our common stock, see our Articles of Incorporation that are filed as an Exhibit to this Registration Statement and incorporated herein by reference, in Item 15.

Item 12.  Indemnification of Directors and Officers

Utah Law

Section 16-10a-902 (1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 16-10a-902 (4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit.   Otherwise, Section 16-10a-902 (5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.   Section 16-10a-907 (1) extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith.   Section 16-10a-907 (1) extends this protection to officers of a corporation as well.

Pursuant to Section 16-10a-904(1), the corporation may advance a director’s expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.   Unless limited by the Articles of Incorporation, Section 16-10a-907 (2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Articles of Incorporation

There are no provisions in our Articles of Incorporation that protect or indemnify our officers and directors beyond what is permitted in the Utah Revised Business Corporation Act.

Bylaws

Article VIII of our Bylaws states the following with regard to indemnification of Directors and Officers:

Section 8.01  Indemnification:  Third Party Actions.  The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 8.02  Indemnification:  Corporate Actions.  The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 8.03  Determination.  To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.  Any other indemnification under Sections 8.01 and 8.02 hereof, shall be made by the corporation upon a determination that indemnification of the officer, director, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof.  Such determination shall be made either (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (ii) by independent legal counsel on a written opinion; or (iii) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

Section 8.04  General Indemnification.  The indemnification provided by this Section shall not be deemed exclusive of any other indemnification granted under any provision of any statute, in the corporation's Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs and legal representatives of such a person.

Section 8.05  Advances.  Expenses incurred in defending a civil or criminal action, suit, or proceeding as contemplated in this Section may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of the Board of Directors and upon receipt of an undertaking by or on behalf of the director, officers, employee, or agent to repay such amount or amounts unless if it is ultimately determined that he or she is to indemnified by the corporation as authorized by this Section.

Section 8.06  Scope of Indemnification.  The indemnification authorized by this Section shall apply to all present and future directors, officers, employees, and agents of the corporation and shall continue as to such persons who ceases to be directors, officers, employees, or agents of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law.

8.07.  Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against any such liability and under the laws of the state of incorporation, as the same may hereafter be amended or modified.

Item 13.  Financial Statements and Supplementary Data

GUIDE HOLDINGS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2009 & 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Guide Holdings, Inc.
Salt Lake City, Utah

We have audited the accompanying balance sheets of Guide Holdings, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity, and cash flows for each of the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guide Holdings, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
January 26, 2010

GUIDE HOLDINGS, INC.
Balance Sheets
December 31, 2009 and 2008

	2009	2008

ASSETS
Current Assets:
Cash	$19,874	$42,390
Accounts receivable (net of allowance for doubtful
accounts of $7,883 and $5,416 respectively)	7,893	10,078
Inventory	6,934	5,831
Total Current Assets	34,701	58,299
Equipment	1,545	1,545
Accumulated depreciation	(1,545)	(1,118)
Net	—	427
TOTAL ASSETS	$34,701	$58,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,300	$2,327
Accrued expenses	1,260	3,101
Accrued Interest, related party	1,048	—
Current portion of long term debt	—	7,269

Total Current Liabilities	3,608	12,697

Long Term Liabilities:
Notes payable – related party, net of current portion	20,501	21,236
Total Liabilities	24,109	33,933

Stockholders’ Equity:
Common stock at $0.001 par value; authorized 90,000,000
shares; 4,800,000 and 4,800,000 shares issued and
outstanding, respectively	4,800	4,800
Additional Paid in Capital	30,747	30,747
Retained Deficit	(24,955)	(10,754)
Total Stockholders’ Equity	10,592	24,793
TOTAL LIABILITIES & STOCKHOLDERS’
EQUITY	$34,701	$58,726

The accompanying notes are an integral part of these financial statements.

GUIDE HOLDINGS, INC.
Statements of Operations
For the Years Ended December 31, 2009 and 2008

	2009	2008

Revenue, net of discounts of $2,935 and $3,103,
respectively	$67,764	$84,744
Cost of sales	37,481	39,420
Gross Profit	30,283	45,324

Costs and Expenses:
Selling and administrative	43,220	54,084
Operating Income (Loss)	(12,937)	(8,760)
Net Ordinary Income (Loss)	(12,937)	(8,760)
Other Income (Expense)	(1,264)	(1,489)
Net Income (Loss) before Income Taxes	(14,201)	(10,249)
Income tax provision (benefit)	—	—
Net Income (Loss)	$(14,201)	$(10,249)
Income (Loss) per share basic and diluted	$(0.00)	$(0.00)
Weighted average number of common shares
outstanding basic and diluted	4,800,000	4,636,066

The accompanying notes are an integral part of these financial statements.

GUIDE HOLDINGS, INC.
Statement of Stockholder’s Equity
December 31, 2009 and 2008

	Common Shares	Amount	Additional Paid-In Capital	Retained Deficit	Total
Balance, December 31, 2007	3,600,000	$3,600	$(28,053)	$(505)	$(24,958)

Common Stock issued for cash	1,200,000	1,200	58,800	-	60,000

Net Loss - 2008	-	-	-	(10,249)	(10,249)

Balance, December 31, 2008	4,800,000	4,800	30,747	(10,754)	24,793

Net Loss - June 30, 2009	-	-	-	(14,201)	(14,201)

Balance, March 31, 2009	4,800,000	$4,800	$30,747	$(24,955)	$10,592

The accompanying notes are an integral part of these financial statements.

GUIDE HOLDINGS, INC.
Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss)	$(14,201)	$(10,249)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities:
Depreciation expense	427	516
Bad debt expense	2,467	2,952
(Increase)/Decrease in accounts receivable	(283)	(1,239)
(Increase)/Decrease in inventory	(1,103)	10,545
Increase/(Decrease) in related party payable	—	(1,245)
Increase/(Decrease) in related party accrued interest	1,048	—
Increase/(Decrease) in accounts payable	(1,027)	(12,799)
Increase/(Decrease) in accrued expenses	(1,840)	(2,710)
Net Cash Used by Operating Activities	(14,512)	(14,229)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Provided by Investing Activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES

Principal payment on long-term debt	(8,004)	(13,220)
Proceeds from Private Offering	—	60,000
Net Cash Provided (Used) by Financing Activities	(8,004)	46,780

INCREASE (DECREASE) IN CASH:	(22,516)	32,551

CASH AT BEGINNING OF YEAR	42,390	9,839
CASH AT END OF YEAR	$19,874	$42,390

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest	$392	$2,098
Income Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

GUIDE HOLDINGS, INC.
Notes to the Financial Statements
December 31, 2009

NOTE 1 - ORGANIZATION

The Guidebook Company, LLC (the “Company”) was organized as a limited liability company on June 16, 2003  in the state of Utah.

On October 11, 2007 our owners entered into a Plan and Agreement of Reorganization wherein all of the membership units of the Guidebook LLC were exchanged for common stock in Guide Holdings Inc, a newly formed C Corporation. All shares of common stock were issued to the original membership unit holders.

We market and sell our proprietary “do-it-yourself” instructional manuals for residential electrical, plumbing, and remodeling applications.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

b.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

c.  Accounts Receivable

The Company records an account receivable for revenue earned but not yet collected.  If the Company determines any account to be uncollectible based on significant delinquency or other factors, it is immediately written off.  The allowance for bad debt is based on estimated losses as of the balance sheet date. Allowance for bad debt has been provided based on estimated losses amounting to $7,883 and $5,416 as of December 31, 2009 and 2008, respectively.

d.  Inventory

The Company’s inventory consists of its book products, including freight in, and is valued on a “first-in first-out” basis at the lower of average cost or market.  The Company purchases its inventory as a finished product from unrelated printing companies. The Company writes off 100% of the cost of inventory that it specifically identifies and considers obsolete or excessive to fulfill future sales estimates. The Company did not deem any inventory obsolete or excessive as of December 31, 2009 and 2008.

e.  Equipment

The purchased equipment is stated at cost and is depreciated over the estimated useful life of three years using the straight line method. The nature of the Company’s equipment is computer and peripherals.  The Company expenses equipment with a cost of less than $1,000. Depreciation expense for the years ended December 31, 2009 and 2008 was $427 and $516, respectively.

f. Revenue Recognition

The Company recognizes revenue when it ships its products and reasonably expects to receive payment from its customers. The Company records customer deposits that have not yet been earned as unearned revenue. Revenue is recognized only when title and risk of loss passes to customers.

g. Basic and Diluted Income (Loss) Per Common Share

Basic and diluted net income (loss) per common share has been calculated by dividing the net income (loss) for the year by the basic and diluted weighted average number of shares outstanding assuming that the capital structure in place upon the adoption of the Company’s current articles of incorporation had occurred as of the beginning of the first period presented.

h. Impact of New Accounting and Reporting Standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”) became the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission under the authority of the federal securities law are also sources of GAAP for SEC registrants. The Codification did not create any new GAAP standards but incorporated existing accounting and reporting standards into a new topical structure with a new referencing system to identify authoritative accounting standards, replacing the prior references.

In October 2009, the FASB’s Emerging Issues Task Force revised its guidance on Revenue Recognition for Multiple-Deliverable Revenue Arrangements. The amendments in this update will enable companies to separately account for multiple revenue-generating activities (deliverables) that they perform for their customers. Existing U.S. GAAP requires a company to use vendor-specific objective evidence (“VSOE”) or third party evidence of selling price to separate deliverables in a multiple-deliverable arrangement. The update will allow the use of an estimated selling price if neither VSOE nor third-party evidence is available. The update will require additional disclosures of information about an entity’s multiple-deliverable arrangements. The requirements of the update may be applied prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, although early adoption is permitted. The Company is currently evaluating the impact of the update on its financial position and results of operations and does not plan early or retroactively adopt the new guidance.

NOTE 3 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2009 and 2008:

	2009	2008
Deferred tax assets:
NOL carryover	$6,843	$3,331
Allowance for doubtful accounts	3,074	2,112
Related party accruals	409	-
Deferred tax liabilities:	-	-
Valuation allowance	(10,326)	(5,443)
Net deferred tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates to pretax income from continuing operations for the years ended December 31, 2009 and 2008 due to the following:

	2009	2008
Expected income tax (benefit) on net loss before tax	$(5,538)	$(3,997)
Change in allowance for doubtful accounts	962	1,151
Related party accruals	409	-
Other	166	(485)
Change in valuation allowance	4,001	3,331
Effective tax provision (benefit)	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.  Our net operating loss carryforwards expire on various dates through 2029.

We have evaluated our uncertain tax positions and determined that any required adjustments would not have a material impact on the Company's balance sheet, income statement, or statement of cash flows.

A reconciliation of the unrecognized tax benefits for the years ending December 31, 2009 and 2008 is presented in the table below:

	2009	2008
Beginning Balance	$-	$-
Additions based on tax positions related to the current year	-	-
Reductions for tax positions of prior years	-	-
Reductions due to expiration of statute of limitations	-	-
Settlements with taxing authorities	-	-
Ending Balance	$-	$-

Our policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense.  For the years ended December 31, 2009 and 2008, we did not recognize any interest or penalties, nor did we have any interest or penalties accrued as of December 31, 2009 and 2008 relating to unrecognized benefits.

The tax years 2006 through 2009 remain open to examination for federal income tax purposes and by other major taxing jurisdictions to which we are subject.

NOTE 4 – RELATED PARTY TRANSACTIONS

Long Term Debt

During July, 2003, we issued promissory notes to executive officers in consideration for cash received of $57,900.  On December 31, 2009, the Company and Lenders agreed to modify the terms of the notes such that monthly payments are no longer required.  The new repayment terms require that all unpaid principal and accrued interest shall be payable in full on December 31, 2015.  The notes accrue interest at 6% per annum.  Accrued interest at December 31, 2009 was $1,048.  Payments may be made earlier than due, without any penalties.

Other Related Party

We utilize office and storage space in the home of one of our members, for which no incremental costs are incurred.  No monetary value has been placed on this, nor have any accruals or payments been made.  Additionally, we utilize a payroll leasing company, partially owned by one of our member, to pay the Company’s payroll.  Fees to this payroll leasing company are $420 per year.  There are no material amounts due to or from this party as of the balance sheet date. We also paid fees of $3,784 and $6,079 to the officer/shareholder’s company during 2009 and 2008 for accounting and clerical services performed.

NOTE 5 – SIGNIFICANT CONCENTRATIONS OF CREDIT RISK AND CUSTOMERS

 We extend credit to each of our customers on an unsecured basis. Should any of the customers fail to perform according to the invoice payment terms, we would be required to seek relief through the legal system as an unsecured creditor. Our sales that were attributed to one customer for the fiscal years ended December 31, 2009 and 2008 were forty-four (44%) and forty percent (40%), respectively. The loss of this customer would have a significant negative impact on sales. As of December 31, 2009 and 2008, this customer represented forty-seven percent (47%) and forty-two percent (42%) of our accounts receivable balance, respectively. If this customer becomes unable to pay their outstanding balances, we would experience a significant negative impact on our ability to benefit from and collect on the accounts receivable.

NOTE 6 – SHAREHOLDERS’ EQUITY

On October 11, 2007 we entered into a Plan and Agreement of Reorganization wherein all of the membership units of Guidebook LLC were exchanged for 3,600,000 shares of common stock in Guidebook Holdings Inc, a newly formed C Corporation. All shares of common stock were issued to the original membership unit holders. As of the date of the exchange, October 11, 2007, Guidebook, LLC was in a negative capital position, and as such, no value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.001 par value of $3,600 and paid in capital was recorded as a negative amount, ($28,053).

We applied Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission, by reclassifying all of our undistributed earnings and losses to additional paid-in capital as of October 11, 2007.

In January 2008, we sold 1,200,000 shares of its common stock to 55 people for $60,000.  The purpose of this equity raise was to provide working capital for us to meet our current obligations, expand our markets, and update our product line.

NOTE 7 – SUBSEQUENT EVENTS

We have evaluated subsequent events through January 26, 2010, the date that the financial statements were available to be issued.

GUIDE HOLDINGS, INC.

FINANCIAL STATEMENTS

March 31, 2010 & 2009

GUIDE HOLDINGS, INC.
Balance Sheets
March 31, 2010 and December 31, 2009

	March 31,	December 31,
	2010	2009
ASSETS	(Unaudited)
Current Assets:
Cash	$20,671	$19,874
Accounts Receivable	8,590	7,893
(net of allowance for doubtful accounts of $7,883 and $7,883)
Inventory	15,406	6,934
Total Current Assets	44,667	34,701
Equipment	1,545	1,545
Accumulated Depreciation	(1,545)	(1,545)
Net Equipment	-	-
TOTAL ASSETS	$44,667	$34,701

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$23,999	$1,300
Accrued Interest - Related Party	944	1,048
Accrued Expenses - Related Party	1,260	1,260
Total Current Liabilities	26,203	3,608

Long-Term Liabilities:
Notes Payable - Related Party	20,501	20,501
Total Liabilities	46,704	24,109

Stockholders' Equity (Deficit):
Preferred Stock at $0.001 par value; authorized 10,000,000 shares;
0 and 0 shares issued and outstanding, respectively	-	-
Common Stock at $0.001 par value; authorized 90,000,000 shares; 4,800,000
and 4,800,000 shares issued and outstanding, respectively	4,800	4,800
Additional Paid-In Capital	30,747	30,747
Retained Deficit	(37,584)	(24,955)
Total Stockholders' Equity (Deficit)	(2,037)	10,592
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$44,667	$34,701

The accompanying notes are an integral part of these financial statements.

GUIDE HOLDINGS, INC.
Statements of Operations
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	2010	2009

Revenue, net of discounts of $1,214 and $974	$15,910	$20,792
Cost of Sales	9,425	10,638
Gross Profit	6,485	10,154

Costs & Expenses:
Selling & Administrative	18,828	10,492
Operating Loss	(12,343)	(338)
Ordinary Loss	(12,343)	(338)
Other Expense	(286)	(288)
Net Loss before provision for income taxes	(12,629)	(626)
Provision for income taxes	-	-
Net Loss	$(12,629)	$(626)

Loss per share basic and diluted	$(0.01)	$(0.01)
Weighted average number of common shares outstanding basic and diluted	4,800,000	4,800,000

The accompanying notes are an integral part of these financial statements.

GUIDE HOLDINGS, INC.
Statements of Cash Flows
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES	2010	2009

Net Loss	$(12,629)	$(626)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation Expense	-	129
(Increase) in Accounts Receivable	(697)	(1,838)
(Increase) in Inventory	(8,472)	(2,742)
Increase in Accounts Payable and Accrued Expenses	22,595	2,363
Net Cash (Used in) Provided by Operating Activities	797	(2,714)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Provided by Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payment of Long-Term Debt	-	(8,004)
Net Cash (Used) Provided by Financing Activities	-	(8,004)

INCREASE/ (DECREASE) IN CASH:	797	(10,718)

CASH AT BEGINNING OF PERIOD	19,874	42,390
CASH AT END OF PERIOD	$20,671	$31,672
	-	-
SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES
Cash Paid For:
Interest	$406	$392
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

GUIDE HOLDINGS, INC.
Notes to the Condensed Financial Statements
March 31, 2010 and December 31, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2009 audited financial statements.  The results of operations for the three month period ended March 31, 2010 is not necessarily indicative of the operating results for the full year.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented. As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements, (amendments to FASB ASC Topic 605, Revenue Recognition) ("ASU 2009-13") and ASU 2009-14, Certain Arrangements That Include Software Elements, (amendments to FASB ASC Topic 985, Software) ("ASU 2009-14").  ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy.  The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method.  ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-13 and ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or  materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted.  The Company is currently evaluating, but does not expect adoption of ASU  2009-13 or ASU  2009-14 to have a material  impact on the Company's consolidated results of operations or financial condition.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 3 - SUBSEQUENT EVENTS
The Company has evaluated subsequent events in accordance with ASC 855-10 and has concluded that no recognized or nonrecognized subsequent events have occurred since the quarter ended March 31, 2010.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None, not applicable.

Item 15.  Financial Statements and Exhibits

Financial Statements

Description of Exhibits

Exhibit No.	Title of Document
3.1	Articles of Incorporation filed November 01, 2007*
3.2	Bylaws*
10	Plan and Agreement of Reorganization, dated November 11, 2007*

*Incorporated herein by reference to our Form 10 as filed on March 26, 2010.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GUIDE HOLDINGS, INC.

Date:	June 28, 2010	By:	/s/Kim McReynolds
Kim McReynolds, President and Director

Date:	June 28, 2010	By:	/s/Brenda Sundwall
Brenda Sundwall, Secretary, Treasurer, and Director